Exhibit 4(d)
                                                            EXECUTION COPY


     AMENDMENT NO. 1 dated as of February 21, 1995 (this "Amendment"), among Clark Equipment Company, a Delaware corporation (the "Borrower"), the financial institutions parties hereto (the "Lenders") and Chemical Bank, a New York banking corporation, as agent for the Lenders (in such capacity, the "Agent").

     PRELIMINARY STATEMENTS. (1) The Borrower, the Lenders and the Agent have entered into the Master Credit Agreement dated as of April 6, 1994 (the "Credit Agreement") and have agreed to amend the Credit Agreement as hereinafter set forth.

     (2) Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Credit Agreement.

     In consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto hereby agree, on the terms and subject to the conditions set forth herein, as follows:

     SECTION 1. Amendment of the Credit Agreement. The Credit Agreement is hereby amended as follows:

     (a) The defined terms "Aggregate Commitments" and "Commitment" contained in Section 1.01 of the Credit Agreement are hereby deleted and the following defined terms substituted therefor:

          "Aggregate Commitments" means the aggregate amount of the Commitments of all Lenders, subject to reduction as provided in
     Section 2.09.

          "Commitment" means, with respect to each Lender, such Lender's Original Commitment and Additional Commitment, collectively.

     (b) The following defined terms are hereby added to Section 1.01 of the Credit Agreement (in appropriate alphabetical order):

          "Additional Commitment" means, with respect to each Lender, the amount set forth opposite the name of such Lender under the heading "Additional Commitment" on the signature pages hereof, subject to reduction as provided in Section 2.09. The original aggregate amount of the Additional Commitments is $100,000,000.

          "Additional Commitment Termination Date" means February 20, 1996.

          "Original Commitment" means, with respect to each Lender, the amount set forth opposite the name of such Lender under the heading "Original Commitment" on the signature pages hereof, subject to reduction as provided in Section 2.09. The original aggregate amount of the Original Commitments is $100,000,000.

     (c) The defined term "Interest Period" contained in Section 1.01 of the Credit Agreement is hereby amended to add the following at the end of clause (D) of the proviso clause thereto:


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     "and no Interest Period shall extend beyond the Additional Commitment
     Termination Date if, as a result thereof, Loans in an aggregate principal amount in excess of $100,000,000 would be subject to Interest Periods which extend beyond the Additional Commitment Termination Date."

     (d) Section 2.09 of the Credit Agreement is hereby deleted in its entirety and the following substituted therefor:

          Section 2.09. Reductions of the Commitments. The Borrower shall have the right, from time to time, upon not less than three Business Days' prior notice to the Agent, to terminate the Original Commitments and/or the Additional Commitments or reduce the amount of the Original Commitments and/or the Additional Commitments. In addition, the Additional Commitment of each Lender shall automatically terminate on the Additional Commitment Termination Date and the Aggregate Commitments shall be reduced accordingly. Any reduction or termination of the Commitments shall be subject to the following: (a) any such reduction shall be in an amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof and shall permanently reduce the Original Commitments or the Additional Commitments, as applicable, then in effect, (b) no such reduction or termination may reduce the amount of the Aggregate Commitments to an amount less than the aggregate outstanding principal amount of Competitive Loans (after giving effect to any repayments of Competitive Loans on the date of such reduction), (c) to the extent, if any, that the amount of the Loans then outstanding exceeds the amount of the Aggregate Commitments as then reduced, the Borrower shall, on the date of such reduction or termination, prepay the Syndicated Loans in an amount not less than such excess, together with accrued interest on the amount so prepaid to the date of such prepayment and any amounts owing by the borrower pursuant to Section 11.02(b) hereof as a result of such prepayment, and (d) the Borrower shall, on the date of such reduction or termination, pay accrued facility fees pursuant to Section 3.06 hereof on the amount of such reduction or termination to the date of such reduction or termination. Upon any such reduction of the Original Commitments or the Additional Commitments, the Original Commitment or Additional Commitment, as the case may be, of each Lender shall be reduced pro rata. Each notice of reduction of the Original Commitments or the Additional Commitments shall be irrevocable once given.

     (e) Section 8.01(a) of the Credit Agreement is hereby amended to add the following clause (viii) to the proviso clause thereto:

     "(viii) any assignment of such Lender's Original Commitment shall include an assignment of an equal portion of such Lender's Additional Commitment, and any assignment of such Lender's Additional Commitment shall include an assignment of an equal portion of such Lender's Original Commitment."

     (f) Section 11.01 of the Credit Agreement is hereby amended to (i) change the date in the first sentence thereof from "April 6, 1997" to "April 6, 1998" and (ii) to delete the words "two successive one-year terms" contained in the proviso clause to the first sentence thereof and to substitute the words "one additional one-year term" therefor.


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     SECTION 2.  Consent to Sale of Borrower's Interest in the Joint
Venture Company. Notwithstanding anything to the contrary contained in the Credit Agreement, the Lenders hereby consent to the Borrower's sale of all or any portion of its interest in the Joint Venture Company.

     SECTION 3. Representations and Warranties. The Borrower represents and warrants to each of the Lenders and the Agent that:

          (a) This Amendment and each of the replacement Notes executed in connection herewith have been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable in accordance with their respective terms except as such enforceability may be limited by bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar laws affecting creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

          (b) Before and after giving effect to this Amendment, the representations and warranties set forth in Article V of the Credit Agreement are true and correct in all material respects with the same effect as if made on the date hereof, except to the extent such representations and warranties expressly relate to an earlier date.

          (c) Before or after giving effect to this Amendment, no Event of Default or Default has occurred and is continuing.

     SECTION 4. Condition to Effectiveness. The amendments to the Credit Agreement set forth in this Amendment shall become effective as of the date first above written when the Agent shall have received (i) counterparts of this Amendment that, when taken together, bear the signatures of the Borrower and all of the Lenders and (ii) a replacement Competitive Note and a replacement Syndicated Note executed by the Borrower for each of the Lenders.

     SECTION 5. Credit Agreement. Except as specifically amended hereby, the Credit Agreement shall continue in full force and effect in accordance with the provisions thereof as in existence on the date hereof. After the date hereof, any reference to the Credit Agreement shall mean the Credit Agreement as amended hereby. For purposes of determining each Lender's Original Commitment and Additional Commitment, the signature pages to this Amendment shall be deemed to also constitute signature pages to the Credit Agreement.

     SECTION 6. Applicable Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

     SECTION 7. Counterparts. This Amendment may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one contract.

     SECTION 8. Expenses. The Borrower agrees to reimburse the Agent for its out-of-pocket expenses in connection with this Amendment, including the reasonable fees, charges and disbursements of Sidley & Austin, counsel for the Agent.

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     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the date and year first above written.

                                   CLARK EQUIPMENT COMPANY


                                   By:    /s/ Thomas L. Doepker
                                   Title: Vice President and Treasurer


                                   By:    /s/ Thomas B. Jones, Jr.
                                   Title: Assistant Treasurer


Commitments:

Original Commitment                CHEMICAL BANK
$20,000,000.00

Additional Commitment
$20,000,000.00
                                   By:    /s/ C. C. Wardell
                                   Name:  C. C. Wardell
                                   Title: Managing Director


Original Commitment                THE ROYAL BANK OF CANADA
$12,500,000.00

Additional Commitment
$12,500,000.00
                                   By:    /s/ Gordon MacArthur
                                   Name:  Gordon MacArthur
                                   Title: Manager


Original Commitment                COMERICA BANK
$12,500,000.00

Additional Commitment
$12,500,000.00
                                   By:    /s/ Phillip A. Coosaia
                                   Name:  Phillip A. Coosaia
                                   Title: Assistant Vice President











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Original Commitment                NATIONSBANK OF NORTH CAROLINA, N.A.
$12,500,000.00

Additional Commitment
$12,500,000.00
                                   By:    /s/ Christopher B. Torie
                                   Name:  Christopher B. Torie
                                   Title: Senior Vice President


Original Commitment                PNC BANK, NATIONAL ASSOCIATION
$12,500,000.00

Additional Commitment
$12,500,000.00
                                   By:    /s/ James N. DeVries
                                   Name:  James N. DeVries
                                   Title: Vice President


Original Commitment                UNION BANK OF SWITZERLAND,
$7,500,000.00                           CHICAGO BRANCH

Additional Commitment
$7,500,000.00
                                   By:    /s/ Walter R. Wolff
                                   Name:  Walter R. Wolff
                                   Title: Managing Director

                                   By:    /s/ Denis J. Campbell IV
                                   Name:  Denis J. Campbell IV
                                   Title: Vice President


Original Commitment                ABN-AMRO BANK N.V.
$7,500,000.00

Additional Commitment
$7,500,000.00
                                   By:    /s/ Bernard J. McGuigan
                                   Name:  Bernard J. McGuigan
                                   Title: Group Vice President

                                   By:    /s/ John Wm. Stanger
                                   Name:  John Wm. Stanger
                                   Title: Group Vice President







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Original Commitment                BANK BRUSSELS LAMBERT - NEW YORK
$7,500,000.00                           BRANCH

Additional Commitment
$7,500,000.00
                                   By:    /s/ Gerrit Verlodt
                                   Name:  Gerrit Verlodt
                                   Title: Senior Vice President

                                   By:    /s/ Eric Hollanders
                                   Name:  Eric Hollanders
                                   Title: Senior Vice President
                                          Credit Department


Original Commitment                BANK OF MONTREAL
$7,500,000.00

Additional Commitment
$7,500,000.00
                                   By:    /s/ Jonathan D. Hook
                                   Name:  Jonathan D. Hook
                                   Title: Director































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